Exhibit 99.1

CUBESMART EXECUTIVE SEVERANCE PLAN

CubeSmart, a Maryland real estate investment trust “CubeSmart”), has adopted this CubeSmart Executive Severance Plan for the benefit of certain senior executive employees of the CubeSmart and CubeSmart’s operating partnership, CubeSmart, L.P., a Delaware limited partnership, on the terms and conditions hereinafter stated. All capitalized terms used herein are defined in Section 1 hereof. The Plan, as set forth herein, is intended to help retain qualified employees, maintain a stable work environment and provide economic security to eligible employees in the event of certain qualifying terminations of employment.

The benefits under the Plan are not intended as deferred compensation and no individual shall have a vested right in such benefits. The Plan is not intended to be an “employee pension benefit plan” or “pension plan” within the meaning of Section 3(2) of ERISA. Rather, this Plan is unfunded, has no trustee and is administered by the Plan Administrator. This Plan is intended to be a “welfare benefit plan” within the meaning of Section 3(1) of ERISA and to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2510.2(b) and is to be administered as a “top-hat” welfare plan exempt from the substantive requirements of ERISA. In addition, the Plan is intended to be a “separation pay plan” under Section 409A, in accordance with the regulations issued thereunder.

SECTION 1. DEFINITIONS. As hereinafter used:
1.1 “Average Earned Annual Cash Incentive” means an Eligible Employee’s average earned annual cash incentive calculated as follows:

(a) if such Eligible Employee has been a Company employee for at least two (2) full consecutive calendar years preceding the year in which the Effective Date of Termination occurs, the average annual cash incentive earned by such Eligible Employee for such two (2) full consecutive calendar year period immediately preceding the Eligible Employee’s Effective Date of Termination; provided that if the annual cash incentive earned by such Eligible Employee for the calendar year immediately preceding the calendar year in which the Effective Date of Termination occurs cannot be determined within sixty (60) days following the Eligible Employee’s Effective Date of Termination, the annual cash incentive for such year will be the Eligible Employee’s target annual cash incentive for the calendar year immediately preceding the Eligible Employee’s Effective Date of Termination;

(b) if such Eligible Employee has been a Company employee for at least one (1) but less than two (2) full consecutive calendar years preceding the year in which the Effective Date of Termination occurs, the annual cash incentive earned by such Eligible Employee for such completed year immediately preceding the Eligible Employee’s Effective Date of Termination; provided that if the annual cash incentive earned by such Eligible Employee for the calendar year immediately preceding the calendar year in which the Effective Date of Termination occurs cannot be determined within sixty (60) days following the Eligible Employee’s Effective Date of Termination, the annual cash incentive for such year will be the Eligible Employee’s target annual cash incentive for the calendar year immediately preceding the Eligible Employee’s Effective Date of Termination; or

(c) if such Eligible Employee has been a Company employee for less than one (1) full calendar year preceding the year during which the Effective Date of Termination occurs, such Eligible Employee’s target annual cash incentive for the year of the Effective Date of Termination.

1.2 “Benefit Continuation Period” means (a) if the Qualifying Termination occurs before or after the Change in Control Protection Period, eighteen (18) months and (b) if the Qualifying Termination occurs during the Change in Control Protection Period, two (2) years.

1.3 “Board” means the Board of Trustees of the Company.
1.4 “Cause” means:

(a) an Eligible Employee’s conviction of, or pleading of guilty or nolo contendere to, any felony or a misdemeanor involving an act of moral turpitude;
(b) the Eligible Employee’s commission of an act of material fraud, theft, misappropriation or embezzlement related to the business of the Company or its affiliates;

(c) the continuing failure by the Eligible Employee to substantially perform the Eligible Employee’s assigned duties (other than in the event that the Eligible Employee has become Disabled) after receiving a demand for substantial performance that identifies the manner in which the Company believes the Eligible Employee has failed to perform;

(d) the Eligible Employee’s material breach of the Company’s Code of Ethics;
(e) any willful act or omission by the Eligible Employee that results in material harm to the Company’s business or reputation; or

(f) the Eligible Employee’s material breach of the terms and conditions of any non-competition, non-solicitation, non-disparagement or confidentiality agreement between the Eligible Employee and the Company.

For purposes of this Section 1.4, no act, or failure to act, by an Eligible Employee shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company or any Subsidiary. Notwithstanding the foregoing, if there exists (without regard to this sentence) an event or condition that constitutes Cause under clause (c), (d), (e) or (f) above, the Eligible Employee shall have thirty (30) days from the date written notice is given by the Company of such event or condition to cure such event or condition to the extent curable and, if the Eligible Employee does so, such event or condition shall not constitute Cause hereunder.

1.5 “Change in Control” means “Change in Control” as defined in the Amended and Restated CubeSmart 2007 Equity Incentive Plan, as it may be amended from time to time, or any successor plan thereto.

1.6 “Change in Control Protection Period” means the twenty-seven (27)-month period commencing on the date that is three (3) months prior to a Change in Control and ends on the date that is twenty-four (24) months following the Change in Control; provided that the three (3)-month period preceding a Change in Control shall only be considered part of the Change in Control Protection Period if the Qualifying Termination is at the request of a third party who has taken steps calculated to effect a Change in Control or otherwise arose in connection with, or in anticipation of, a Change in Control.

1.7 “CIC Multiplier” means:
(a) for a Tier I Employee, three (3.0);
(b) for a Tier II Employee, two and one-half (2.5); and
(c) for a Tier III Employee, two (2.0).
1.8 “Code” means the Internal Revenue Code of 1986, as amended.
1.9 “Committee” means the Compensation Committee of the Board.
1.10 “Company” means CubeSmart, CubeSmart, L.P., a Delaware limited partnership, and any successors thereto.

1.11 “Disability” means an Eligible Employee’s inability, because of sickness or injury, to perform, with or without a reasonable accommodation, the Eligible Employee’s material duties of employment for a period of one hundred twenty (120) consecutive days or for a cumulative period of one hundred eighty (180) days in any twelve (12)-consecutive-month period.
1.12 “Effective Date” means January 1, 2017.

1.13 “Effective Date of Termination” means (a) the Eligible Employee’s date of death, (b) in the case of a termination of employment by the Company other than for Cause or on account of the Eligible Employee’s Disability, the date on which the Eligible Employee’s employment actually terminates, as set forth in the notice of termination given by the Company to the Eligible Employee, which date shall be on or within thirty (30) days after the giving of such notice of termination, (c) in the case of termination of employment by an Eligible Employee for Good Reason, the date on which the Eligible Employee’s employment actually terminates, as specified in such Eligible Employee’s notice of termination given to the Company, (d) in the case of a termination of employment by the Company for Cause, the date on which the Eligible Employee’s employment actually terminates as determined by the Company in its sole discretion or (e) in the case of a termination of employment by an Eligible Employee without Good Reason, the date on which the Eligible Employee’s employment actually terminates as set forth in the notice of termination given by the Eligible Employee to the Company or as mutually agreed between the Eligible Employee and the Company.

1.14 “Eligible Employee” means any senior level employee of the Company who is designated as an Eligible Employee by the Committee.
1.15 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
1.16 “Good Reason” means, without the Eligible Employee’s consent:

(a) the material reduction of an Eligible Employee’s authority, duties and responsibilities, or the assignment to the Eligible Employee of duties materially and adversely inconsistent with the Eligible Employee’s position or positions with the Company or any Subsidiary, other than in the event that the Eligible Employee has incurred a Disability;

(b) a material reduction in the Eligible Employee’s base compensation, except for a broad-based reduction applicable to all similarly situated executives that results in the Eligible Employee’s base compensation being reduced to an amount that is not less than 85% of the Eligible Employee’s base compensation before the reduction;

(c) the failure by the Company to obtain an agreement from any successor to the business of the Company to assume and agree to continue the Plan; or

(d) a requirement by the Company that the Eligible Employee’s primary work location be moved more than fifty (50) miles from the Company’s office where the Eligible Employee works effective as of the date such Eligible Employee is designated as an Eligible Employee under the Plan, resulting in a substantially longer commute from the Eligible Employee’s primary residence to the Eligible Employee’s new primary work location.

Notwithstanding the foregoing, if there exists (without regard to this sentence) an event or condition that constitutes Good Reason above, the Eligible Employee must deliver to the Company within ninety (90) days following the event or condition that constitutes Good Reason a written notice detailing the event or condition that constitutes Good Reason and the Eligible Employee’s proposed Effective Date of Termination and the Company shall have thirty (30) days from the date on which the Executive gives the written notice thereof to cure such event or condition. If the Company fails to cure such an event or condition constituting Good Reason during the Company’s thirty (30)-day cure period, the Eligible Employee must terminate employment within fifteen (15) days following the end of the Company’s thirty (30)-day cure period in order for such termination of employment to be for Good Reason. If the Company cures the event or condition that constitutes Good Reason as detailed in the Eligible Employee’s written notice within the Company’s thirty (30)-day cure period, such event or condition shall not constitute Good Reason hereunder.

1.17 “Non-CIC Multiplier” means:
(a) for a Tier I Employee, two (2); and
(b) for a Tier II or Tier III Employee, one and one-half (1.5).

1.18 “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

1.19 “Plan” means the CubeSmart Executive Severance Plan, as set forth herein, as it may be amended from time to time.
1.20 “Plan Administrator” means the Committee or such other person or persons appointed from time to time by the Committee to administer the Plan.

1.21 “Pro-Rata Annual Cash Incentive” means an Eligible Employee’s annual cash incentive for the year of the Effective Date of Termination, which shall be determined based on the Eligible Employee’s annual cash incentive that would have been payable to the Eligible Employee had the Eligible Employee remained employed for the full year in which Effective Date of Termination occurs, based on actual performance, multiplied by a fraction, the numerator of which is the number of days in which the Eligible Employee was employed by Company during the year in which the Effective Date of Termination occurs, and the denominator of which is three hundred sixty-five (365).  If the Eligible Employee’s Effective Date of Termination occurs before the terms of the Eligible Employee’s annual cash incentive are determined for the year in which the Effective Date of Termination occurs, the Pro-Rata Annual Cash Incentive shall be determined based on the Eligible Employee’s target annual cash incentive for the calendar year immediately preceding the calendar year in which the Effective Date of Termination occurs, multiplied by a fraction, the numerator of which is the number of days in which the Eligible Employee was employed by Company during the year in which the Effective Date of Termination occurs, and the denominator of which is three hundred sixty-five (365).

1.22 “Qualifying Termination” means (a) the involuntary termination of an Eligible Employee’s employment by the Company, other than for Cause, death or Disability or (b) a termination of employment with the Company as a result of a resignation by an Eligible Employee for Good Reason; provided that, in any case, such termination of employment constitutes a “separation from service” within the meaning of Section 409A.

1.23 “Restrictive Covenant Agreement” means the Restrictive Covenant Agreement, substantially in the form attached as Exhibit B.
1.24 “Section 409A” means Section 409A of the Code and the regulations and other guidance issued thereunder.

1.25 “Severance Period” means the two (2)-year period following the Tier I Employee’s Effective Date of Termination and the one and one-half (1.5)-year period following a Tier II or Tier III Employee’s Effective Date of Termination.

1.26 “Subsidiary” shall mean any Person (other than the CubeSmart) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by CubeSmart.
1.27 “Tier I Employee” means the Company’s Chief Executive Officer.
1.28 “Tier II Employee” means the Company’s Chief Financial Officer and all other Eligible Employees designated as a Tier II Employee by the Committee.
1.29 “Tier III Employee” means the Company’s Chief Legal Officer and all other Eligible Employees designated as a Tier III Employee by the Committee.

SECTION 2. SEVERANCE BENEFITS.

2.1 Generally. Subject to Sections 2.7, 2.9 and 4, each Eligible Employee shall be entitled to severance payments and benefits pursuant to applicable provisions of this Section 2 if the Eligible Employee incurs a Qualifying Termination, or a termination of employment on account of death or Disability.

2.2 Payment of Accrued Obligations. The Company shall pay to each Eligible Employee (or the Eligible Employee’s estate in the event of the Eligible Employee’s death) who incurs a Qualifying Termination or a termination on account of death or Disability a lump sum payment in cash, paid as soon as practicable but no later than ten (10) days after the Effective Date of Termination, equal to the sum of (a) the Eligible Employee’s accrued but previously unpaid annual base salary, (b) the Eligible Employee’s annual cash incentive earned for the fiscal year immediately preceding the fiscal year in which the Effective Date of Termination occurs (if such annual cash incentive has not been paid as of the Effective Date of Termination), (c) the Eligible Employee’s accrued but unused paid time off and (d) reimbursement of reasonable business expenses incurred by the Eligible Employee in accordance with the Company’s applicable business expense policy but not yet paid prior to the Effective Date of Termination (provided receipts are submitted on or within thirty (30) days after the Effective Date of Termination).  In addition, the Eligible Employee shall be eligible to receive any other vested benefits under any other employee benefit plan or program of the Company in which such Eligible Employee participated immediately prior to the Effective Date of Termination in accordance with the terms of such plan or program.

2.3 Severance Benefits upon a Qualifying Termination before or after the Change in Control Protection Period.  Subject to Sections 2.7, 2.9 and 4, an Eligible Employee who incurs a Qualifying Termination will be entitled to the following payments and benefits:

(a) Severance Payment. A payment in cash equal to the product of the applicable Non-CIC Multiplier times the sum of (i) such Eligible Employee’s annual rate of base salary at the rate in effect immediately prior to the Effective Date of Termination; provided that if the Eligible Employee’s Qualifying Termination is a result of a termination of employment by the Eligible Employee on account of a material reduction in the Eligible Employee’s base compensation as set forth in Section 1.16(b), such Eligible Employee’s annual rate of base salary at the rate in effect immediately prior to such reduction, plus (ii) the Eligible Employee’s Average Earned Annual Cash Incentive, which will be paid in installments in accordance with the Company’s normal payroll practices over the Severance Period.

(b) Pro-Rata Annual Cash Incentive. A lump sum payment in cash equal to the Eligible Employee’s Pro-Rata Annual Cash Incentive.

(c) Health Insurance Benefits. If such Eligible Employee is eligible for and timely elects to receive continuation coverage under the Company’s group health plan pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and pays the full COBRA premiums due, the Company will reimburse the premiums paid by the Eligible Employee for the Benefit Continuation Period, less the amount that the Eligible Employee would be required to contribute for group health coverage for the Eligible Employee (and his/her eligible dependents, as applicable) under the Company’s group health plan if the Eligible Employee were an active employee of the Company, provided that the obligations of the Company to reimburse the Eligible Employee for benefits described in this Section 2.3(c) shall terminate on the first to occur of any of the following, if any of the following should occur prior to the end of the Benefit Continuation Period: (i) the date of commencement of eligibility of the Eligible Employee under the group health plan of any other employer or (ii) the date of commencement of eligibility of the Eligible Employee for Medicare benefits.  Notwithstanding the foregoing in this Section 2.3(c), the Company reserves the right to restructure the foregoing COBRA premium reimbursement arrangement in any manner necessary or appropriate to avoid fines, penalties or negative tax consequences to the Company or the Eligible Employee (including, without limitation, to avoid any penalty imposed for violation of the nondiscrimination requirements under the Patient Protection and Affordable Care Act or the guidance issued thereunder), as determined by the Company in its sole and absolute discretion.  The Eligible Employee agrees to notify the Company in writing immediately if employment is accepted prior to the end of the Benefit Continuation Period and the Eligible Employee agrees to repay to the Company any COBRA reimbursement for any period of employment during which group health coverage is available.  After the end of the Benefit Continuation Period, the

Eligible Employee may continue COBRA coverage, subject to applicable law, at the Eligible Employee’s sole expense.

(d) Equity Awards.  All outstanding equity awards held immediately prior to the Effective Date of Termination which vest based upon the Eligible Employee’s continued service over time shall continue to vest following the Effective Date of Termination in accordance with the terms of the applicable award agreement and all outstanding equity awards held by the Eligible Employee immediately prior to the Effective Date of Termination which vest based upon attainment of performance criteria shall vest pro-rata based on actual performance during the performance period and the time that the Eligible Employee was employed by the Company during the performance period.

2.4 Severance Benefits upon a Qualifying Termination during the Change in Control Protection Period. Subject to Sections 2.7, 2.9 and 4, an Eligible Employee who incurs a Qualifying Termination during the Change in Control Protection Period will be entitled to the following payments and benefits:

(a) Severance Payment. A lump sum payment in cash equal to the product of the applicable CIC Multiplier times the sum of (i) such Eligible Employee’s annual rate of base salary at the rate in effect immediately prior Effective Date of Termination; provided that if the Eligible Employee’s Qualifying Termination is a result of a termination of employment by the Eligible Employee on account of a material reduction in the Eligible Employee’s base compensation as set forth in Section 1.16(b), such Eligible Employee’s annual rate of base salary at the rate in effect immediately prior to such reduction; plus (ii) the Eligible Employee’s Average Earned Annual Cash Incentive.

(b) Pro-Rata Annual Cash Incentive. A lump sum payment in cash equal to the Eligible Employee’s Pro-Rata Annual Cash Incentive.

(c) Health Insurance Benefits. If such Eligible Employee is eligible for and timely elects to receive continuation coverage under the Company’s group health plan pursuant to COBRA and pays the full COBRA premiums due, the Company will reimburse the premiums paid by the Eligible Employee for Benefit Continuation Period following the Effective Date of Termination, less the amount that the Eligible Employee would be required to contribute for group health coverage for the Eligible Employee (and his/her eligible dependents, as applicable) under the Company’s group health plan if the Eligible Employee were an active employee of the Company, provided that the obligations of the Company to reimburse the Eligible Employee for benefits described in this Section 2.4(c) shall terminate on the first to occur of any of the following, if any of the following should occur prior to the end of the Benefit Continuation Period: (i) the date of commencement of eligibility of the Eligible Employee under the group health plan of any other employer or (ii) the date of commencement of eligibility of the Eligible Employee for Medicare benefits.  Notwithstanding the foregoing in this Section 2.4(c), the Company reserves the right to restructure the foregoing COBRA premium reimbursement arrangement in any manner necessary or appropriate to avoid fines, penalties or negative tax consequences to the Company or the Eligible Employee (including, without limitation, to avoid any penalty imposed for violation of the nondiscrimination requirements under the Patient Protection and Affordable Care Act or the guidance issued thereunder), as determined by the Company in its sole and absolute discretion.  The Eligible Employee agrees to notify the Company in writing immediately if employment is accepted prior to the end of the Benefit Continuation Period and the Eligible Employee agrees to repay to the Company any COBRA reimbursement for any period of employment during which group health coverage is available.  After the end of the Benefit Continuation Period, the Eligible Employee may continue COBRA coverage, subject to applicable law, at the Eligible Employee’s sole expense.

(d) Equity Awards. If the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) in the Change in Control, all outstanding equity awards granted by the Company prior to the Change in Control and held by an Eligible Employee immediately prior to the Effective Date of Termination that are not exercised or paid at the time of the Change in Control and are assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent of the surviving corporation) shall be treated as follows:

(i) with respect to those equity awards which vest based upon the Eligible Employee’s continued service over time shall accelerate, become fully vested and/or exercisable, as the case may be, as of the later to occur of the Effective Date of Termination and the Change in Control; and

(ii) with respect to those equity awards which vest based upon attainment of performance criteria shall vest as of the later to occur of the Effective Date of Termination and the Change in Control based on target performance.

(e) Automobile.  For eighteen (18) months following the later to occur of the Eligible Employee’s Effective Date of Termination during the Change of Control Period or the date of the Change in Control if the Eligible Employee’s Effective Date of Termination occurs during the Change in Control Period and during the three (3)-month period prior to the occurrence of the Change in Control, the Company shall continue to provide the Eligible Employee with an automobile allowance for the use of an automobile (including payment of auto insurance) consistent with the allowance in effect immediately prior to the Eligible Employee’s Effective Date of Termination or, at the Company’s option, in lieu of providing such allowance for such eighteen (18)-month period, the Company will provide the Eligible Employee with use of an automobile of a standard consistent with that provided to the Eligible Employee immediately prior to the Eligible Employee’s Effective Date of Termination.

2.5 Severance Benefits upon Death or Disability. Subject to Sections 2.9 and 4, an Eligible Employees who incurs a termination of employment on account of the Eligible Employee’s death or Disability will be entitled to the following payments and benefits:

(a) Pro-Rata Annual Cash Incentive. A lump sum payment in cash equal to the Eligible Employee’s Pro-Rata Annual Cash Incentive.

(b) Equity Awards.  All outstanding equity awards held by an Eligible Employee immediately prior to the Effective Date of Termination which vest based upon the Eligible Employee’s continued service over time shall accelerate, become fully vested and/or exercisable, as the case may be, as of the date of the Effective Date of Termination and all outstanding equity awards held by the Eligible Employee immediately prior to the Effective Date of Termination which vest based upon attainment of performance criteria shall vest based on target performance.

2.6 Termination for Cause or without Good Reason. An Eligible Employee whose employment is terminated by the Company for Cause or by the Eligible Employee without Good Reason will be entitled to a lump sum payment in cash, paid as soon as practicable but no later than ten (10) days after the Effective Date of Termination, equal to the sum of (a) the Eligible Employee’s accrued but previously unpaid annual base salary, (b) the Eligible Employee’s accrued but unused paid time off and (c) reimbursement of reasonable business expenses incurred by the Eligible Employee in accordance with the Company’s applicable business expense policy but not yet paid prior to the Effective Date of Termination (provided receipts are submitted on or within thirty (30) days after the Effective Date of Termination). In addition, the Eligible Employee shall be eligible to receive any other vested benefits under any other employee benefit plan or program of the Company in which such Eligible Employee participated immediately prior to the Effective Date of Termination in accordance with the terms of such plan or program.

2.7 Release and Restrictive Covenant Agreement. No Eligible Employee who incurs a Qualifying Termination shall be eligible to receive any payments or other benefits under the Plan (other than payment of accrued obligations under Section 2.2 hereof) unless such Eligible Employee is fully in compliance with all confidentiality obligations to the Company and all restrictive covenants, and the Eligible Employee first executes and delivers to the Company within sixty (60) days following such Eligible Employee’s Effective Date of Termination (a) a general release in favor of the Company in substantially the form attached hereto as Exhibit A (the “Release”), and all applicable statutory revocation periods related to such Release shall expire, and (b) a Restrictive Covenant Agreement.

2.8 Timing of Payment. Subject to Section 2.9 below, (a) the payments and benefits described in Sections 2.3(a) and (c) and, except as set forth below in Sections 2.8(b) and (c), 2.4(a), (c) and (e), will be paid or provided (or begin to be paid or provided, as applicable) within sixty (60) days following the Effective Date of Termination as soon as administratively practicable following the date the Release becomes irrevocable, provided that if the sixty (60)-day period begins in one taxable year and ends in a second taxable year such payments or benefits shall not commence until the second taxable year and, provided further that any installments not paid between the Effective Date of Termination and the date of the first payment will be paid with the first payment, (b) if the Qualifying Termination occurs during the Change in Control Protection Period and during the three (3)-month period prior to the occurrence of the Change in Control, and the Change in Control is a “change in control event” under Section 409A, the amount determined under Section 2.4(a) (less the amount already paid under Section 2.3(a)) shall be paid in a lump sum within sixty (60) days following the Change in Control, (c) if the Qualifying Termination occurs during the Change in Control Protection Period and during the three (3)-month period prior to the occurrence of the Change in Control, and if the Change in Control is not a “change in control event” under Section 409A, then the payments under Section 2.3(a) shall continue to be paid in installments over the Severance Period and the additional amount determined under Section 2.4(a) (less the amount determined under Section 2.3(a)) shall be paid in a lump sum within sixty (60) days following the Change in Control and (d) the payments described in Section 2.3(b), 2.4(b) and 2.5(b) will be paid at the same time and under the same terms and conditions as annual cash incentives are paid to other senior employees of the Company, on or after January 1 but not later than March 15 of the calendar year following the calendar year in which the Eligible Employee’s Effective Date of Termination occurs.

2.9 Section 409A. It is intended that payments and benefits under this Plan will not be subject Eligible Employees to taxation under Section 409A and, accordingly, this Plan shall be interpreted and administered to be in compliance therewith or an exception thereto. Notwithstanding anything to the contrary, no portion of the benefits or payments to be made under the Plan will be payable until the applicable Eligible Employee has a “separation from service” from the Company within the meaning of Section 409A. In addition, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to payments and benefits due to the Eligible Employee upon or following his “separation from service”, then notwithstanding any other provision of this Agreement (or any otherwise applicable plan, policy, agreement or arrangement), any such payments and benefits that are otherwise due within six (6) months following the Eligible Employee’s “separation from service” will be deferred without interest and paid to the Eligible Employee in a lump sum immediately following that six(6)-month period (or upon the Eligible Employee’s death, if earlier). For purposes of the application of Section 409A, each payment will be deemed a separate payment and each payment in a series of payments pursuant to the Plan will be deemed a separate payment. Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense, reimbursement or in-kind benefit provided to an Eligible Employee does not constitute a “deferral of compensation” within the meaning of Section 409A, (i) the amount of expenses eligible for reimbursement or in-kind benefits provided to the Eligible Employee during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to the Eligible Employee in any other calendar year, (ii) the reimbursements for expenses for which the Eligible Employee is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred and (iii) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit. In no event shall the Eligible Employee designate the year of payment hereunder.

2.10 Nonduplication. This Plan supersedes all severance, separation, notice, or termination benefits under any other employment, severance or change in control policy, plan, agreement or practice of the Company (including any previously executed employment, severance, or change in control severance agreements).  Nothing in this Section 2.10 shall affect an Eligible Employee’s vested benefits under any employee benefit plan or program of the Company in which such Eligible Employee participated immediately prior to the Effective Date of Termination in accordance with the terms of such plan or program.

SECTION 3. PLAN ADMINISTRATION.

3.1 The Plan Administrator shall administer the Plan and may interpret the Plan, prescribe, amend and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan, subject to all of the provisions of the Plan. All decisions made by the Plan Administrator pursuant to the Plan shall be made in its sole and absolute discretion and shall be final and binding on the Eligible Employees and the Company.

3.2 The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

3.3 The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Company.

SECTION 4. EXCISE TAX.

Unless a more favorable treatment is otherwise provided in an individual agreement with an Eligible Employee, if any of the payments or benefits provided or to be provided by the Company or its affiliates to an Eligible Employee or for the benefit of an Eligible Employee pursuant to this Plan or otherwise (“Covered Payments”) constitute parachute payments within the meaning of Section 280G of the Code and would, but for this Section 4 be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (a) in full or (b) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing (a) or (b) results in the Eligible Employee’s receipt on an after-tax basis of the greatest amount of benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax).

SECTION 5. PLAN MODIFICATION OR TERMINATION.

The Plan may be terminated or amended by the Board or the Committee at any time, provided that any termination of the Plan and any amendment of the Plan that reduces benefits or excludes one or more Eligible Employees will not be effective until the date that is (a) eighteen (18) months following the date on which notice of such termination or amendment is delivered to the affected Eligible Employees, if such termination or amendment occurs during calendar year 2017, (b) twelve (12) months following the date on which notice of such termination or amendment is delivered to the affected Eligible Employees if such termination or amendment occurs during calendar year 2018, or (c) six (6) months following the date on which notice of such termination or amendment is delivered to the affected Eligible Employees if such termination or amendment occurs during the period commencing on or after January 1, 2019. Notwithstanding the foregoing, in no event shall any termination of the Plan or any amendment of the Plan that reduces benefits or excludes Eligible Employees be effective during the twenty-four (24)-month period following the Change in Control.

SECTION 6. GENERAL PROVISIONS.

6.1 Except as otherwise provided herein or by law, no right or interest of any Eligible Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Eligible Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Eligible Employee. When a payment is due under this Plan to a severed employee who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

6.2 Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Eligible Employee, or any person whomsoever, the right to be retained in the service of the Company or any Subsidiary, and all Eligible Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

6.3 If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

6.4 This Plan shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Eligible Employee and any successor to the Company. If a severed employee shall die while any amount would still be payable to such severed employee hereunder if the severed employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the executor, personal representative or administrators of the severed employee’s estate.

6.5 The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

6.6 The Plan shall not be required to be funded. Regardless of whether the Plan is funded, no Eligible Employee shall have any right to, or interest in, any assets of any Company which may be applied by the Company to the payment of benefits or other rights under this Plan.

6.7 Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States Mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.

6.8 This Plan shall be construed and enforced according to the laws of the State of Delaware, to the extent not preempted by federal law.
6.9 All benefits hereunder shall be reduced by applicable withholding and shall be subject to applicable tax reporting, as determined by the Plan Administrator.
SECTION 7. DISPUTES.

7.1 Claim. In the event of a claim by any person, including but not limited to any Eligible Employee (the “Claimant”), as to whether such person is entitled to any benefit under the Plan, the amount of any distribution or its method of payment, such Claimant shall present the reason for his or her claim in writing to the Plan Administrator. Such claim must be filed within ninety (90) days following the date upon which the Claimant first learns of his or her claim. All claims shall be in writing, signed and dated and shall briefly explain the basis for the claim. The claim shall be mailed to the Plan Administrator by certified mail at the following address:

CubeSmart

5 Old Lancaster Road

Malvern PA 19355

Attn: Chief Legal Officer and Plan Administrator for the CubeSmart Executive Severance Plan

The Plan Administrator shall, within ninety (90) days after receipt of such written claim, decide the claim and send written notification to the Claimant as to its disposition; provided that the Plan Administrator may elect to extend such period for an additional ninety (90) days if special circumstances so warrant and the Claimant is so notified in writing prior to the expiration of the original ninety (90)-day period. In the event the claim is wholly or partially denied, such written notification shall (a) state the specific reason or reasons for the denial; (b) make specific reference to pertinent Plan provisions on which the denial is based; (c) provide a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) set forth the procedure by which the Claimant may appeal the denial of his or her claim. The Claimant may request a review of such denial by making application in writing to the Plan Administrator within sixty (60) days after receipt of such denial. Such application must be via certified mail. The named appeals fiduciary is the Plan Administrator or the person(s) named by the Plan Administrator to review the Claimant’s appeal. Such Claimant (or his or her duly authorized representative) may, upon written request to the Plan Administrator, review any documents pertinent to his or her claim, and submit in writing issues and comments in support of his or her claim or position. Within sixty (60) days after receipt of a written appeal, the named appeals fiduciary shall decide the appeal and notify the Claimant of the final decision; provided that the named appeals fiduciary may elect to extend such sixty (60)-day period to up to one hundred twenty (120) days after receipt of the written appeal. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions on which the decision is based.

7.2 Exhaustion and Time Limit to Arbitrate.   A claim or action (a) to recover benefits allegedly due under the Plan or by reason of any law, (b) to enforce rights under the Plan, (c) to clarify rights to future benefits under the Plan, or (d) that relates to the Plan and seeks a remedy, ruling or decision of any kind against the Plan or a Plan fiduciary or party in interest (collectively, a “Arbitration Claim”), must be made only and exclusively by submitting the matter to arbitration and may not be arbitrated until after the Claimant has exhausted the Plan’s claims and appeals procedures set forth in Section 7.1 above (an “Administrative Claim”).  In such event, the Claimant and the Plan Administrator shall select an arbitrator from a list of names supplied by JAMS, Inc. (“JAMS”) in accordance with JAMS’ procedures for selection of arbitrators, and the arbitration shall be conducted in accordance with the JAMS Employment Arbitration Rules and Procedures and subject to the JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness.  The arbitrator’s authority shall be limited to the affirmation or reversal of the Plan Administrator’s denial on appeal, and the arbitrator shall have no power (a) to alter, add to or subtract from any provision of this Plan, or (b) to reverse the Plan Administrator’s denial on appeal unless he or she determines, based on the administrative record before the Plan Administrator, that such denial on appeal was unreasonable.  Any Arbitration Claim must be commenced no later than two (2) years from the earliest of (i) the date the first benefit payment was made or allegedly due; or (ii) the date the Plan Administrator or its delegate first denied the Claimant’s request; provided, however, that, if the Claimant commences an Administrative Claim before the expiration of such two (2)-year period, the period for commencing an Arbitration Claim shall expire on the later of the end of the two (2)-year period and the date that is three (3) months after the Claimant’s appeal of the initial denial of his Administrative Claim is finally denied, such that the Claimant has exhausted the Plan’s claims and appeals procedures. Any claim or action that is commenced, filed or raised, whether an Arbitration Claim or an Administrative Claim, after expiration of such two (2)-year period (or, if applicable, expiration of the three (3)-month period following exhaustion of the Plan’s claims and appeals procedures) shall be time-barred.

7.3 Payment of Fees. All reasonable legal fees and expenses of the Claimant incurred in pursuing a claim in accordance with Section 7.1 shall be reimbursed to such Claimant by the Company, but only if the Claimant substantially prevails with respect to such claim.

SECTION 8. RECOUPMENT POLICY.

Eligible Employees and any severance benefits to which Eligible Employees shall be entitled to under the Plan shall be subject to any compensation, clawback and recoupment policies as required by the Dodd-Frank Act or otherwise that may be applicable to the Eligible Employee as an employee of the Company, as in effect from time to time and as approved by the Board, the Committee or a duly authorized committee thereof, whether or not such policies are approved before or after the Effective Date.

Adopted: November 1, 2016.

EXHIBIT A

SEVERANCE AND GENERAL RELEASE AGREEMENT

This agreement made and entered into between CubeSmart (the “Company”) and ____________ (the “Executive”);

WHEREAS, the Executive has been employed by the Company (or its predecessor) since;

WHEREAS, the Executive’s employment with the Company has been terminated effective ;

WHEREAS, the Executive is an Eligible Employee under the Company’s Executive Severance Plan which provides for certain termination benefits (the “Termination Benefits”), in connection with such termination, upon the terms set forth in such Plan.

NOW, THEREFORE, the parties agree as follows:

1.	The recitals set forth above are true and accurate.
2.

As a material inducement to Executive to enter into this Agreement, the Company will provide the Executive with the Termination Benefits in accordance with the terms and conditions of the Severance Plan, from which the Company will make all applicable withholding. The Executive acknowledges that he is not entitled to receive the Termination Benefits unless he executes and does not revoke this Severance and General Release Agreement (the “Agreement”).

3.

This Agreement is not and shall not be construed as an admission by the Executive of any fact or conclusion of law. Likewise, this Agreement is not and shall not be construed as an admission by Company of any fact or conclusion of law. Without limiting the general nature of the previous sentences, this Agreement shall not be construed as an admission that the Executive, or the Company, or any of the Company’s officers, directors, managers, agents, or employees have violated any law or regulation or have violated any contract, express or implied.

4.

The Executive represents and warrants that he has no personal knowledge of any practices engaged in by the Company that is or was a violation of any applicable state law or regulations or of any federal law or regulations. To the extent that the Executive has knowledge of any such practices, the Executive represents and warrants that the Executive already has notified the Company in writing of such alleged practices.

The Executive hereby irrevocably and unconditionally releases and forever discharges the Company, its subsidiaries, parent companies, and related entities, and each of the Company and its affiliates’ successors, assigns, agents, directors, officers, employees, representatives, and attorneys, and all persons acting by, through, under or in concert with any of them (collectively “Released Parties”), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred), of any nature whatsoever, known or unknown (“Claims”), which the Executive now has, or claims to have, or which the Executive at any time heretofore had, or claimed to have, against each or any of the Released Parties. The definition of Claims also specifically encompasses all claims of under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 1981(a), the Age Discrimination in Employment Act of 1967, as amended, the Employment Retirement Income Security Act, the Family and Medical Leave Act, the Americans with Disabilities Act, as well as all claims under state law provided under other applicable state law or local ordinance concerning the Executive’s employment or termination of the Executive’s employment. The Executive is not waiving his right to vested benefits under the written terms of any Company 401(k) Plan, claims for unemployment or workers’ compensation benefits, any medical claim incurred during the Executive’s employment that is payable under applicable medical plans or an employer-insured liability plan, claims arising after the date on which the Executive signs this Agreement, or claims that are not otherwise waivable under applicable law.

5.

The Executive agrees that he forever waives and relinquishes any and all claim, right, or interest in reinstatement or future employment that he presently has or might in the future have with the Company and its successors and assigns. The Executive agrees that he will not seek employment with the Company and its successors and assigns in the future.

6.

The Executive acknowledges that the Company has paid him all wages, salaries, bonuses, benefits and other amounts earned and accrued, less applicable deductions, and that the Company has no obligation to pay any additional amounts other than the Termination Benefits as provided for under the Company’s Executive Severance Plan.

7.

Nothing in this Agreement restricts or prohibits the Executive from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information, including trade secret information, to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency, entity or official, including, but not limited to, the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, the Executive is waiving Executive’s right to receive any individual monetary relief from the Company or any other Released Parties resulting from such claims or conduct, regardless of whether the Executive or another party has filed them, and in the event the Executive obtains such monetary relief the Company will be entitled to an offset for the payments made pursuant to this Agreement.  This Agreement does not limit the Executive’s right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law.  The Executive does not need the prior authorization of the Company to engage in conduct protected by this section and the Executive is not required to notify the Company that the Executive has engaged in such conduct.

Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

8.

The Executive agrees to indemnify and hold each and all of the Released Parties harmless from and against any and all loss, costs, damage, or expense, including, without limitation, attorneys’ fees, incurred by the Released Parties, or any of them, arising out of the Executive’s breach of this Agreement or the fact that any representation made by him herein was false when made.

9.

In the event of any breach of this Agreement or the Restrictive Covenant Agreement by the Executive, the Company shall be entitled to immediately cease payment of the Termination Benefits in addition to any other remedy it may have. Both parties understand and agree that should either of them breach any material term of this Agreement, the non-breaching party can institute an action to enforce the terms of this Agreement. If legal action is commenced to enforce any provision of this Agreement, the substantially prevailing party in such action shall be entitled to recover its attorneys’ fees and expenses through any and all trial courts or appellate courts, in addition to any other relief that may be granted.

10.	The Executive represents that he has not heretofore assigned or transferred, or purported to assign or transfer to any person or entity, any Claim or any portion thereof or interest therein.
11.

The Executive represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any other representation or statement made by any of the Released Parties or by any of the

Released Parties’ agents, representatives or attorneys, except as set forth herein, with regard to the subject matter, basis or effect of this Agreement.
12.

The Executive further agrees that he will not disparage the Company, its business, its employees, officers or agents, or any of the Company’s affiliates or related entities in any manner harmful to their business or business reputation. Except as provided by Section 7, the Executive and the Company agree to keep the matters contained herein confidential. The Executive will not discuss this Agreement with any current or former employee(s) of the Company. This Section 12 shall not prevent the Executive from communicating confidentially with his attorney(s) or spouse, or to the extent required by public disclosure laws or as required by laws, regulations, or a final and binding court order or other compulsory process, including without limitation as set forth in Section 3.2 of the Restrictive Covenant Agreement. Nothing in this Section 12 shall not prevent the Company from communicating confidentially with its attorney(s), officers, or directors of the corporation, or to the extent required by public disclosure laws or as required by laws, regulations, or a final and binding court order or other compulsory process.

13.

This Agreement shall be binding upon the Company, the Executive and their respective heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of the Released Parties and each of them, and to their heirs, administrators, representatives, executor, successors and assigns.

14.	All terms not defined herein shall have the meanings set forth in the Severance Plan.
15.	This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Maryland.
16.	This Agreement sets forth the entire agreement between the parties hereto. Any modification, amendment or change to this Agreement must be made in writing and signed by both parties.

The Company hereby advises the Executive to consult with an attorney prior to executing this Agreement. The Executive acknowledges that the Executive has been given a period of twenty-one (21) days within which to consider this Agreement. The Executive agrees that changes to this Agreement before its execution, whether material or immaterial, do not restart the Executive’s time to review the Agreement. The Executive further acknowledges that this Agreement may be revoked by the Executive at any time during the seven (7) day period beginning on the date that the Executive has signed this Agreement by providing written notice of revocation to:

CubeSmart

5 Old Lancaster Road

Malvern PA 19355

Attn: Chief Legal Officer

Facsimile No.: (610) 293-5720

This Agreement shall not become effective if the Executive revokes the Agreement during this 7-day period and will not become effective otherwise until after expiration of the 7-day period. The Executive shall not be entitled to receive any Termination Benefits under this Agreement or otherwise until the expiration of the revocation period.

CUBESMART

/s/
Date	Name:
Title:

EXECUTIVE

/s/

EXHIBIT B

RESTRICTIVE COVENANT AGREEMENT

THIS RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is entered into as of , 20__ by and between CubeSmart, a Maryland real estate investment trust (the “Company”), and (the “Executive”).

WHEREAS, the Executive’s employment with the Company, CubeSmart, L.P., a Delaware limited partnership of which the Company is the general partner, or any of their direct or indirect subsidiaries (collectively, the “REIT”) terminated on ___________. 20__ (“Termination Date”).

WHEREAS, as a condition to receiving the applicable termination benefits in accordance with the Company’s Executive Severance Plan (“Termination Benefits”),  the Company and the Executive agree that the Executive will not engage in competition with the Company and will refrain from taking certain other actions pursuant to the terms and conditions hereof in an effort to protect the Company’s legitimate business interests and goodwill and for other business purposes.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. As a material inducement to Executive to enter into this Agreement, the Company will provide the Executive with the Termination Benefits in accordance with the terms and conditions of the Executive Severance Plan, from which the Company will make all applicable withholding. The Executive acknowledges that he is not entitled to receive the Termination Benefits unless he executes and complies with this Agreement.

2. Noncompetition. For [Tier I Employee/CEO - thirty-six (36) and Tier II and Tier III Employees – twelve (12)] months after the Termination Date (the “Restricted Period”), the Executive will not, (a) directly or indirectly, engage in any business involving self-storage facility development, construction, financing, acquisition or operation (“Self Storage Business”), whether such business is conducted by the Executive individually or as a principal, partner, member, stockholder, director, trustee, officer, employee or independent contractor of any Person (as defined below) or (b) own any interests in any self-storage facilities, in each case in the United States of America; provided, however, that this Section 2  shall not be deemed to prohibit the direct or indirect ownership by the Executive of up to five percent of the outstanding equity interests of any public company. For purposes of this Agreement, “Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

3. Non-solicitation. For the Restricted Period, such Executive will not (a) directly or indirectly solicit, induce or encourage any employee or independent contractor to terminate such employee’s or independent contractor’s employment with the REIT or to cease rendering services to the REIT, and the Executive shall not initiate discussions with any such Person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other Person, (b) hire (on behalf of the Executive or any other Person) any employee or independent contractor who has left the employment or other service of the REIT (or any predecessor thereof) within one year of the termination of such employee’s or independent contractor’s employment or other service with the REIT or (c) directly or indirectly, on behalf of Executive or any other Person, (i) solicit, induce or encourage any of the REIT’s customers, clients, patrons, vendors or suppliers with whom the REIT provided products or services or conducted business within one year prior to the Executive’s termination of employment or service with the REIT or any actively sought prospective customer, client or patron of the REIT for the purpose of providing such customer, client or patron or actively sought prospective customer, client or patron with products or services competitive with those offered by the REIT during Executive’s employment with the REIT, or (ii) encourage any customer, client, patron, vendor or supplier for whom the REIT provided products or services or conducted business within one year prior to Executive’s date of termination of employment or service to reduce the level or amount of business such customer, client, patron, vendor or supplier conducts with the REIT.
4. Confidential and Proprietary Information; Non-Disparagement.

4.1 Confidential Information. The Executive shall keep secret and retain in strictest confidence, and shall not use for his personal benefit or the benefit of others or directly or indirectly disclose, except as may be required, as permitted by Section 4.2, or as appropriate in connection with his carrying out his duties under this Agreement, all confidential information, knowledge or data relating to the Company or any of its affiliates, or to the Company’s or any such affiliate’s respective businesses and investments (including confidential information of others that has come into the possession of the Company or any such affiliate), learned by the Executive heretofore or hereafter directly or indirectly from the Company or any of its affiliates and which is not generally available lawfully and without breach of confidential or other fiduciary obligation to the general public without restriction (the “Confidential Company Information”), except with the Company’s express written consent or as may otherwise be required by law or any legal process, including without limitation as set forth in Section 4.2 below.

4.2 Reports to Government Entities. Nothing in this Agreement restricts or prohibits the Executive from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information, including trade secret information, to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. The Executive does not need the prior authorization of the Company to engage in conduct protected by this section, and the Executive is not required to notify the Company that the Executive has engaged in such conduct.

Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

4.3 Return of Documents; Rights to Products. All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof) made, produced or compiled by the Executive or made available to the Executive concerning the businesses and investments of the Company and its affiliates shall be the Company’s property and shall be delivered to the Company at any time on request, except as otherwise permitted under Section 4.2 above. To the extent that the Executive made use of his own personal computing device(s) (e.g., PDA, laptop, iPad, thumbdrive, etc.) during and in connection with his employment with the Company, the Executive agrees to deliver such personal computing device(s) to the Company for review and permit the Company to delete all of the Company’s confidential information from such personal computing device(s), and/or permit the Company to remotely delete all of the Company’s confidential information from such personal computing device(s).

The Executive shall assign to the Company all rights to trade secrets and other products relating to the Company’s business developed by him alone or in conjunction with others at any time while employed by the Company.

4.4 Non-Disparagement. The Executive shall not disparage the Company, its business, its employees, officers or agents, or any of the Company’s affiliates or related entities in any manner harmful to their business or business reputation, except as otherwise permitted under Section 4.2 above.

5. Reasonable and Necessary Restrictions. The Executive acknowledges that the restrictions, prohibitions and other provisions hereof, including, without limitation, the Restricted Period set forth in Section 2  and the restrictions set forth in Sections  2 and 3, are reasonable, fair and equitable in terms of duration, scope and geographic area, are necessary to protect the legitimate business interests of the REIT, and are a material inducement to the Company to enter into this Agreement.

6. Specific Performance. The Executive acknowledges that the obligations undertaken by such Executive pursuant to this Agreement are unique and that the Company likely will have no adequate remedy at law if the Executive shall fail to perform any of such Executive’s obligations hereunder, and the Executive therefore confirms that the Company’s right to specific performance of the terms of this Agreement is essential to protect the rights and interests of the Company. Accordingly, in addition to any other remedies that the Company may have at law or in equity, the Company shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the Executive, and the Company shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by the Executive. Further, the Executive agrees to indemnify and hold harmless the Company from and against any reasonable costs and expenses incurred by the Company as a result of any breach of this Agreement by such Executive, and in enforcing and preserving the Company’s rights under this Agreement, including, without limitation, the Company’s reasonable attorneys’ fees. The Executive hereby acknowledges and agrees that the Company shall not be required to post bond as a condition to obtaining or exercising such remedies, and the Executive hereby waives any such requirement or condition. If the Executive is the prevailing party in any action in which the Company seeks to enforce its rights under this Agreement, the Company agrees to indemnify and hold harmless the Executive from and against any reasonable costs and expenses incurred by the Executive as a result of such action, including, without limitation, the Executive’s reasonable attorneys’ fees.

7. Miscellaneous Provisions.

7.1 Assignment; Binding Effect. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit of and be binding upon any such successor. Subject to the foregoing provisions restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, assigns, heirs, and personal representatives.

7.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. This Section 7.2 shall not be used to limit or restrict the rights or remedies, whether express or implied, of any noncompetition or non-solicitation policies of the REIT applicable to the Executive.

7.3 Amendment. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

7.4 Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth in such instrument. Neither the waiver by either of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

7.5 Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. Notwithstanding the foregoing, in the event that the restrictions against engaging in competitive activity contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive or unreasonable in any other respect, the Agreement shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action and the court may limit the application of any other provision or covenant, or modify any such term, provision or covenant and proceed to enforce this Agreement as so limited or modified. To the extent necessary, the parties shall revise the Agreement and enter into an appropriate amendment to the extent necessary to implement any of the foregoing.

7.6 Governing Law; Jurisdiction. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland, but not including the choice-of-law rules thereof.

7.7 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

7.8 Executive’s Acknowledgement. The Executive acknowledges that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (ii) that he has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

7.9 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been delivered (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three (3) business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid or (iii) one (1) business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express), to the following addresses:

(i)if to the Executive, to the address set forth in the records of the Company; and

(ii)if to the Company,

CubeSmart

5 Old Lancaster Road

Malvern PA 19355

Attn: Chief Legal Officer

Facsimile No.: (610) 293-5720

7.10 Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.

THE EXECUTIVE:

THE COMPANY:

CUBESMART

By:
Name: